                                                                    EXHIBIT 3.15
                                                                           FILED
                                         in the office of the Secretary of State
                                                      of the State of California
                                                                     JAN 12 1998
                                                                   /s/BILL JONES
                                                  BILL JONES, Secretary of State





                            ARTICLES OF INCORPORATION

                                       OF

                              PHOENIX RACING, INC.
         ARTICLE ONE:  The name of this corporation is Phoenix Racing, Inc.

         ARTICLE TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

         ARTICLE THREE: The name and address in this state of the corporation's initial agent for service in this state of the corporation's initial agent for service of process is: Reed Guest, One Post Street, Suite 2100, San Francisco, CA 94104.

         ARTICLE FOUR: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which it is authorized to issue is 1,000,000.

Dated: January 9, 1998
                                                 /s/  REED GUEST
                                                 ------------------------------
                                                 Reed Guest, Incorporator

         Each of the undersigned declares that he or she is the person who executed the above Articles of Incorporation, and such execution is his or her act or deed.

                                                 /s/  REED GUEST
                                                 ------------------------------
                                                 Reed Guest